UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2011 (May 3, 2011)

ENTERPRISE BANCORP, INC.

(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                     Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders, held on May 3, 2011, holders of the Company’s common stock voted to (i) elect all of the Board’s nominees to the Board of Directors, (ii) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, (iii) approve the Company’s compensation of its named executive officers as disclosed in the proxy statement (the “Say on Pay Proposal”), and (iv) submit the Say on Pay Proposal to shareholders once every 3 years.  Votes were cast as follows:

1.               To elect five Directors of the Company, each for a three-year term:

Nominee	For	Withheld	Broker Non-votes
Kenneth S. Ansin	6,737,541	22,961	1,476,373
John R. Clementi	6,734,997	25,505	1,476,373
Carole A. Cowan	6,735,353	25,149	1,476,373
Arnold S. Lerner	6,737,441	23,061	1,476,373
Richard W. Main	6,735,700	24,802	1,476,373

2.               To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	Against	Abstain	Broker Non-votes
8,152,182	67,126	17,566	0

3.               To approve the Company’s compensation of its named executive officers as disclosed in the proxy statement (the “Say on Pay Proposal”).

For	Against	Abstain	Broker Non-votes
6,593,275	97,056	70,170	1,476,373

4.               To submit the Say on Pay Proposal to shareholders once every 1 year, 2 years or 3 years (the “Say on Frequency Proposal”).

1 Year	2 Years	3 Years	Abstain	Broker Non-votes
998,724	161,626	5,556,200	43,945	1,476,373

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: May 5, 2011	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer and Chief Financial Officer